                                                                       EXHIBIT 5

                               November 18, 1998


American General Corporation
2929 Allen Parkway
Houston, Texas 77019

Ladies and Gentlemen:

     I have acted as counsel to American General Corporation, a Texas corporation ("American General") in connection with the proposed issuance and sale by American General, of up to 5,000 shares of its $.50 par value Common Stock (the "Common Stock") pursuant to the General Agents Incentive Compensation Plan (the "Plan") under American General's Registration Statement on Form S-3 (the "Registration Statement") which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     In this connection, I have examined such documents, certificates, records, authorizations and proceedings as I have deemed necessary in order to give the opinions expressed herein.

     Based upon such examination, I advise you that, in my opinion, when (i) the Registration Statement has become effective under the Act, and American General has complied in all material respects with applicable state securities or blue sky laws; and (ii) the shares of Common Stock have been issued pursuant to the Plan as described in the prospectus of the Plan, for a consideration of not less than the aggregate par value thereof, the Common Stock so issued will be validly issued, fully paid and nonassessable.

     This opinion is furnished to you in connection with the proposed issuance and sale by American General of its Common Stock pursuant to the Plan and may not be relied upon for any other purpose or by any other person or furnished to anyone else without the prior written consent of the undersigned.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                              Very truly yours,


                              /s/ SUSAN A. JACOBS
                              -------------------
                              Susan A. Jacobs
                              Deputy General Counsel